EXHIBIT 10(uu)

November 6, 1997

Christy Bulkeley
Product Manager
Quicken Financial Network
2535 Garcia Avenue
Mountain View, CA  94043





Dear Christy,

Per our oral agreement, this letter serves as the contract between Sandbox Entertainment and Quicken.com and Excite for the building of a promotional contest on the Sandbox Entertainment Network designed to promote the Business and Investing channel.

1. Sandbox will create two customized, twenty-eight day contests designed to drive users from the contest residing on the Sandbox Entertainment Network to both Quicken.com and Quicken.Excite.com to retrieve contest answers found within the joint site; Excite/Quicken Business and Investing Channel and the Quicken.com site.

2. Sandbox will develop content based on marketing direction from Quicken.com and Excite. The focus of this contest is based on integrating the most relevant Excite/Quicken Business and Investing Channel content. Final content will be subject to Quicken.com and Excite approval.

3. Sandbox is responsible for the development of all creative for the game pages. All creative is subject to Quicken.com and Excite approval.

4. Users originating from the Quicken.com and Excite sites will be forwarded back to the respective sites they came from to search for contest answers in order to maintain Excite and Quicken.com brand consistency.

5. Sandbox Entertainment will promote the event from a permanent graphic ad, which will reside on the home pages of the Sandbox Entertainment Network. Users originating from the Sandbox site will be forwarded to the Quicken.com and Excite versions of the game on a rotating basis. Sandbox will send an e-mail promoting the contest to their respected registered base.

6. The contest environment will be branded with the appropriate marks of Excite and Quicken.com approved by both parties.

7. All pages content, look and feel will be subject to the approval of Quicken.com and Excite.

8. All Prizes will be provided by Quicken.com/Excite. This responsibility also includes fulfillment and execution.

9. Users will be required to register in order to play. The data base and registration process will utilize Sandbox's existing infrastructure. They will be given the option to receive notices of future Quicken.com/Excite games and activities. The complete registration data for these users will be compiled to report form and provided to Quicken.com and Excite.
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10.  While the contest is designed to drive traffic  throughout the  Quicken.com and Excite sites, user activity within the contest on the sandbox site will
     be  reported  to   Quicken.com   and  Excite.   This   includes   all  page
     views/impressions and click through data.

11. Users must adhere to rules that will be subject to the approval of Excite and Quicken.com.

12. In accordance with Quicken.com and Excite's request to run the contest as a sweepstakes and acceptance of the necessary experience to do so, Quicken.com and Excite acknowledge and agree that Quicken.com and Excite will be responsible for verifying that the "Fiscal Fitness Challenge" complies with all applicable federal, state and local lottery, sweepstakes and related laws and that Quicken.com and Excite agree to indemnify and hold harmless Sandbox Entertainment Corporation, its predecessors, successors and assigns and each past or present subsidiary, officer, director, employee or agent (each an "Indemnified Party"), from and against any and all claims, demands, liabilities, penalties, interest, charges, losses, and costs (including, without limitation, reasonable attorneys' fees) that an Indemnified Party incurs arising from or related to the ___ compliance with such laws.

13. The cost for the development, maintenance and execution of the two customized twenty-eight day contests is $60,000. The contest will be paid in equal amounts of $30,000 by Excite and Quicken.com. Sandbox will bill each entity accordingly.

     Christy Bulkeley                            Matt Stanton

/s/ Christy Bulkeley                         /s/ Matt Stanton
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Date 11/12/97                                Date     11/14/97
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